

<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>0000872467
<NAME>KRUPP GOVERNMENT INCOME TRUST II

<PERIOD-TYPE>                                    9-MOS
<FISCAL-YEAR-END>                          Sep-30-1998
<PERIOD-END>                               Sep-30-1998
<CASH>                                      16,999,123
<SECURITIES>                               243,513,520<F1>
<RECEIVABLES>                                1,449,718
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            11,604,691<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             273,566,782
<CURRENT-LIABILITIES>                        2,637,632<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   269,639,177
<OTHER-SE>                                   1,289,974<F4>
<TOTAL-LIABILITY-AND-EQUITY>               273,566,782
<SALES>                                              0
<TOTAL-REVENUES>                            17,323,496<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,342,163<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             12,981,333
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         12,981,333
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                12,981,333
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $133,461,199 and Additional Loans of $26,292,351(, Participating Insured Mortgages ("PIMs") of $38,411,591 and Mortgage-backed Securities ("MBS") of $45,348,109.
<F2>Includes prepaid acquisition fees and expenses of $16,483,642 net of accumulated amortization of $7,822,766 and prepaid participation servicing fees of $5,494,547 net of accumulated amortization of $2,550,732.
<F3>Includes deferred income on Additional Loans of $2,603,811.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $2,415,821 of amortization of prepaid fees and expenses.



